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                                                                   Exhibit 23.02




  Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 16, 2004, in the Registration Statement (Form S-1) and related Prospectus of Celerity Group, Inc. for the registration of its common stock.



/s/ Ernst & Young LLP




Walnut Creek, California
June 3, 2004